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                                                                   Exhibit 10.22

                        COLLATERAL AND GUARANTY AGREEMENT

      THIS COLLATERAL AND GUARANTY AGREEMENT (the "AGREEMENT") is made and entered into effective as of the 30th day of March, 2004, by and between REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation (the "COMPANY") and HOWARD DAHL, a resident of the State of North Dakota ("DAHL").

                                    RECITALS

      WHEREAS, the Company is in the business of designing, manufacturing and selling powersports products such as snowmobiles and ATVs; and

      WHEREAS, pursuant to a loan agreement by and between the Company and Community National Bank (the "BANK") dated March 30, 2004 (the "LOAN AGREEMENT"), the Bank will lend the Company Five Hundred Thousand Dollars ($500,000) (the "LOAN"); and

      WHEREAS, the Loan is evidenced by a promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000) dated March 30, 2004 (the "NOTE"), the payment of which is secured by a security interest in certain property of the Company pursuant to a security agreement between the Bank and the Company dated March 30, 2004 (the "SECURITY AGREEMENT"); and

      WHEREAS, as a condition to the Loan, the Bank is requiring Dahl to guaranty and secure the Company's payment of the Note, and the performance of all of the Company's obligations under the Loan Agreement, the Note and Security Agreement (collectively, the "OBLIGATIONS"); and

      WHEREAS, Dahl is willing to execute a guaranty in the amount of Five Hundred Thousand Dollars ($500,000) to guarantee, and to deposit with the Bank a total of One Hundred Thousand Dollars ($100,000) to secure, the full performance and complete satisfaction of the Obligations in accordance with the terms and conditions contained in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

      1.)   Agreement to Provide Guaranty. Dahl shall execute a guaranty of the
Obligations in the amount of Five Hundred Thousand Dollars ($500,000) for the benefit of the Company, which guaranty shall be in a form satisfactory and acceptable to the Bank and the Company, in order to guarantee the performance and complete satisfaction of any and all of the Obligations. Dahl further agrees to

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take such actions in connection with the execution of such guaranty as may be deemed necessary by the Bank to guarantee the full performance and complete satisfaction of the Obligations.

      2.)   Agreement to Provide Collateral. Dahl shall deposit with the Bank the amount of One Hundred Thousand Dollars ($100,000) for the benefit of the Company, which sum shall be collateral to secure the performance and complete satisfaction of any and all of the Obligations (the "DEPOSIT"). Dahl further agrees to take such actions in connection with the Deposit as may be deemed necessary by the Bank to secure the full performance and complete satisfaction of the Obligations.

      3.)   Consideration for Agreement to Provide Guaranty and Collateral.

      (a) Guaranty and Collateral Fee. In consideration for Dahl's provision of the guaranty and collateral under this Agreement, the Company shall pay Dahl a monthly fee (the "GUARANTY AND COLLATERAL FEE") in an amount equal to the difference between the monthly amount of interest that would be payable under the Note at an annual percentage rate of twenty-four percent (24%), and the monthly amount of interest paid to the Bank for the same monthly period. The Guaranty and Collateral Fee shall be due and payable by the Company to Dahl not more than fifteen (15) days after the end of each month.

      (b) Initial Fee. As additional consideration for Dahl's agreement to provide a guaranty and collateral under this Agreement, the Company shall pay Dahl an initial fee of Ten Thousand Dollars ($10,000) (the "INITIAL FEE"), which represents two percent (2%) of Five Hundred Thousand Dollars ($500,000), the principal amount of the Loan. The Initial Fee shall be due and payable by the Company to Dahl not more than five (5) days after the execution of this Agreement.

      4.)   Term; Termination and Effect of Termination. This Agreement shall commence on the day and year first above written and shall continue until the Company has fully performed and completely satisfied any and all of the Obligations under and pursuant to the Note, Loan Agreement and Security Agreement.

      5.)   Revocation of Guaranty; Withdrawal of Deposit. The guaranty provided by Dahl to the Bank may not be revoked by Dahl, and the Deposit made by Dahl with the Bank may not be withdrawn, unless the Company fails to pay any amount owing to Dahl under the Agreement within five business days after due, or materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach from Dahl, in which case, Dahl shall have the right to revoke Dahl's guaranty and withdraw the Deposit.

      6.)   Further Assurances. Dahl hereby agrees for himself and his heirs, executors, administrators, successors and assigns to execute and deliver any further documents and instruments, and to perform any further acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement and any agreements contemplated hereunder.

      7.)   Confidentiality. Dahl agrees that all information disclosed by the
Company to Dahl shall be considered "Confidential Information." Dahl agrees to maintain the confidence of

                                       2.
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the Confidential Information and to prevent its unauthorized dissemination, and not to use the Confidential Information for any purpose other than the business relationship with the Company. Confidential Information shall not, however, include information which: (i) is now or subsequently becomes generally known or available by publication, commercial use or otherwise, through no fault of Dahl, or (ii) is lawfully obtained by Dahl or from a third party without violation of a confidentiality obligation. All Confidential Information remains the property of the Company and no license or other rights in the Confidential Information is granted hereby. Dahl agrees to return to the Company immediately upon the Company's request all Confidential Information, including but not limited to all documentation, notes, plans and copies thereof. This Agreement and the provisions hereof shall be Confidential Information, provided that the Company may disclose this Agreement and the terms of this Agreement to the extent reasonably required to comply with the Company's disclosure obligations under the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

      8.)   Remedies. Each of the parties to this Agreement acknowledges that irreparable injury will result to the Company if Dahl violates and fails to promptly remedy any of Dahl's covenants or agreements in this Agreement, and that it would be impossible to adequately ascertain or quantify the Company's damages or be compensated therefor by money damages. The parties further acknowledge that each such covenant or agreement is material. Dahl agrees and consents to the entry by a court of an injunction or other equitable remedy enjoining Dahl's breach or threatened breach, or requiring the specific performance of Dahl's obligations under this Agreement, without the necessity of proof of actual damages respecting any such breach or threatened breach by Dahl and without bond or other security, and hereby waives the defense of the availability of relief in damages. Dahl expressly agrees that the Company shall be entitled, in addition to damages and any other remedies provided by law, to reimbursement from Dahl of the Company's reasonable attorneys' fees and costs incurred in successfully enforcing its rights under this paragraph.

      9.)   Miscellaneous.

      (a) Binding Effect;. This Agreement shall be binding upon Dahl and his heirs, executors, administrators, successors and assigns.

      (b) Entire Agreement; Modification. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and supersedes and nullifies any prior or contemporaneous understanding or agreement, whether written, oral or communicated in any other type of medium, between the parties relating thereto. No amendment or modification of any provision of this Agreement shall be binding unless made in writing and signed by the parties hereto.

      (c) Assignment. Neither the Company nor Dahl may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

      (d) Notices. To be effective, all notices, consents or other communications required or permitted hereunder shall be in

                                       3.
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      writing. A written notice or other communication shall be deemed to have been given hereunder: (i) if delivered by hand, when the notifying party delivers such notice or other communication to the other party; (ii) if delivered by facsimile or overnight delivery service, on the first business day following the date of such notice or other communication is transmitted by facsimile or timely delivered to the overnight courier; or
      (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party. Mailed or faxed communications shall be directed as follows unless written notice of a change of address or facsimile number has been given in writing in accordance with this section:

      If to the Company:                 Redline Performance Products, Inc.
                                         1120 Wayzata Boulevard East, Suite 200
                                         Wayzata, Minnesota 55391
                                         Attn: President
                                         Facsimile No.: (952) 449-0442

      If to any Guarantor:               Howard Dahl

                                         ____________, North Dakota  _________
                                         Attn:  Mr. Howard Dahl
                                         Facsimile No.:  (___)

      (e) Waiver. No waiver of any term, condition or covenant of this Agreement by a party shall be deemed to be a waiver of any subsequent breach of the same or other terms, covenants or conditions hereof by such party.

      (f) Construction; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective or valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      (g) Titles. Titles to sections and subsections of this Agreement are solely for convenience of reference and do not modify or interpret any provisions contained therein.

      (h) Representation by Counsel; Interpretation. The Company and Dahl each acknowledge that they have been, or have had the opportunity to be, represented by legal counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

      (i) Arbitration. All disputes or claims arising out of, or in any way relating to, this Agreement shall be submitted to and determined by final and binding arbitration under

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      the rules of the American Arbitration Association. Arbitration proceedings may be initiated by the Company or Dahl upon notice to the other and to the American Arbitration Association, and shall be conducted by a panel consisting of three (3) arbitrators under the rules of the American Arbitration Association in Minneapolis, Minnesota or such other location mutually agreed upon by the parties; provided, however, that the Company and Dahl may agree, following the giving of such notice, to have the arbitration proceedings conducted by a single arbitrator. The notice must describe, in general terms, the issues to be resolved in any such arbitration proceeding. Each party to the arbitration proceedings shall bear its own costs and its pro-rata share of the fees and expenses charged by the arbitrators and the American Arbitration Association in connection with any arbitration proceedings. Any final decision of the arbitrators may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, nothing shall prevent any party from obtaining equitable relief from a court of competent jurisdiction.

      (j) Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, without regard to such state's choice of law provisions. Actions or proceedings litigated in connection with this Agreement, if any, shall be venued exclusively in the state and federal courts located in the County of Hennepin, State of Minnesota.

      (k) Counterparts. This Agreement may be executed in separate and several counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Collateral and Guaranty Agreement effective as of the day and year first above written.

COMPANY:
REDLINE PERFORMANCE PRODUCTS, INC.:

  /s/ Mark A. Payne
-----------------------------------
Mark A. Payne, President

DAHL:

  /s/ Howard Dahl
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Howard Dahl, An Individual

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